Exhibit 21.0


                         SUBSIDIARIES OF THE REGISTRANT

      Name                                             State of Incorporation
      ----                                             ----------------------

      Fluxagamm, Inc. (formerly                        Delaware
      Gammaflux, Inc.)

      Versar Risk Management, Inc.                     New York

      GEOMET Technologies, Inc.                        Delaware

      Versar Laboratories, Inc.                        Delaware
        (formerly Versar Consultants,
        Inc.)

      Versar of Ohio, Inc.                             Ohio

      Science Management Corporation                   Delaware
        (majority owned)

      Versar Services, Inc.                            Delaware



      Name                                             Name under which
      ----                                             subsidiary conducts
                                                       business
                                                       -------------------

      Fluxagamm, Inc.                                  Fluxagamm, Inc.

      Versar Risk Management, Inc.                     Versar New York, Inc. in
                                                       New York, Versar Inc.
                                                       elsewhere

      GEOMET Technologies, Inc.                        GEOMET Technologies, Inc.

      Versar Laboratories, Inc.                        Versar Laboratories, Inc.

      Versar of Ohio, Inc.                             Versar of Ohio, Inc.

      Science Management                               Science Management
      Corporation                                      Corporation

      Versar Services, Inc.                            Versar Services, Inc.